Exhibit 99.1

Mirum Pharmaceuticals Reports Third Quarter 2023 Financial Results and Provides Business Update

- Third quarter 2023 total revenue of $47.7 million
- Completed acquisition of CHENODAL® and CHOLBAM®
- Announced positive Phase 3 RESTORE study results evaluating CHENODAL (chenodiol) in patients with CTX; NDA filing expected in H1 2024
- Conference call to provide business updates today, November 2 at 1:30 p.m. PT/4:30 p.m. ET

FOSTER CITY, Calif.--(BUSINESS WIRE)--November 2, 2023--Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for third quarter 2023 and provided a business update.

“We made significant progress in the third quarter with record LIVMARLI revenues in both the United States and Internationally, the closing of the acquisition of CHENODAL and CHOLBAM and the positive top line results from the unblinding of the RESTORE trial of CHENODAL in CTX,” said Chris Peetz, president and chief executive officer at Mirum. “The company is well positioned to maintain this momentum with continued strong revenue growth and we look forward to multiple exciting upcoming clinical and regulatory catalysts.”

LIVMARLI®: Continued growth in Alagille syndrome worldwide net sales and progressive familial intrahepatic cholestasis (PFIC) near-term label expansion opportunity

  Third quarter 2023 global net sales of $38.7 million grew 106% as compared to third quarter 2022.
  International commercial expansion ongoing with continued strong demand.
  Presented 15 oral and poster presentations on clinical data and real-world evidence validating LIVMARLI in patients with Alagille syndrome and PFIC at the North American Society for Pediatric, Gastroenterology, Hepatology and Nutrition (NASPGHAN) Annual Meeting.
  Supplemental New Drug Application (sNDA) for LIVMARLI in PFIC assigned Prescription Drug User Fee Act (PDUFA) date of March 13, 2024.

Completed acquisition of CHENODAL and CHOLBAM: establishes Mirum’s leading growth franchise in pediatric hepatology

  Acquired two therapies approved in the U.S.: CHOLBAM (cholic acid) for the treatment of bile acid synthesis disorders (BASD) and Zellweger spectrum disorders (ZSD), and CHENODAL, an approved medical necessity medicine for the treatment of cerebrotendinous xanthomatosis (CTX).
  Announced positive Phase 3 data from the landmark RESTORE study evaluating CHENODAL in patients with CTX. The Company expects to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the first half of 2024.
  Third quarter 2023 net sales of $9 million recorded since acquisition close August 31st, 2023.

Pipeline: Three upcoming late-stage data catalysts

  Phase 2b EMBARK study of LIVMARLI for pediatric patients with biliary atresia topline data expected by year end.
  Phase 2b interim analyses for volixibat in PSC (VANTAGE study) and in PBC (VISTAS study) expected in the first half of 2024.

Corporate and financial: Strong balance sheet and experienced management team driving growth

  Total net revenue for the quarter ended September 30, 2023, was $47.7 million compared to $18.8 million for the quarter ended September 30, 2022. Net revenue for the nine months ended September 30, 2023, was $116.8 million compared to $49.2 million for the nine months ended September 30, 2022.
  Total operating expenses were $72.9 million for the quarter ended September 30, 2023, compared to $51.7 million for the quarter ended September 30, 2022. Total operating expenses were $193.4 million for the nine months ended September 30, 2023 compared to $146.2 million for the nine months ended September 30, 2022.
  As of September 30, 2023, Mirum had cash, cash equivalents, and short-term investments of $306.0 million and convertible debt of $316.3 million.

Business Update Conference Call

Mirum will host a conference call today, November 2, 2023, at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:

Conference Call Details:

U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 979561

You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution

LIVMARLI® (maralixibat) oral solution is an orally administered, once-daily, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) one year of age and older. LIVMARLI is also approved by the European Commission for the treatment of cholestatic pruritus in patients with ALGS two months and older. It is the only approved medication to treat cholestatic pruritus associated with Alagille syndrome. For more information for U.S. residents, please visit LIVMARLI.com.

LIVMARLI is currently being evaluated in late-stage clinical studies in other rare cholestatic liver diseases including biliary atresia. LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS, PFIC and biliary atresia. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.

IMPORTANT SAFETY INFORMATION

LIVMARLI can cause side effects, including:

Changes in liver tests. Changes in certain liver tests are common in patients with Alagille syndrome and can worsen during treatment with LIVMARLI. These changes may be a sign of liver injury and can be serious. Your healthcare provider should do blood tests before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen) or loss of appetite.

Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea, stomach pain, and vomiting during treatment. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.

A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat. FSV deficiency is common in patients with Alagille syndrome but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment.

Other common side effects reported during treatment were bone fractures and gastrointestinal bleeding.

US Prescribing Information
EU SmPC

About Volixibat

Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the apical sodium dependent bile acid transporter (ASBT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of ASBT, thereby reducing bile acids systemically and in the liver. Phase 1 and Phase 2 studies of volixibat demonstrated on-target fecal bile acid excretion, a pharmacodynamic marker of ASBT inhibition, in addition to decreases in LDL cholesterol and increases in 7αC4 which are markers of bile acid synthesis. Volixibat has been evaluated in more than 400 individuals across multiple clinical trials. The most common adverse events reported were mild to moderate gastrointestinal events observed in the volixibat groups.

Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study).

About CHOLBAM® (cholic acid) capsules

The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.

CHOLBAM® (cholic acid) Indication

CHOLBAM is a bile acid indicated for

  Treatment of bile acid synthesis disorders due to single enzyme defects.
  Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.

LIMITATIONS OF USE

The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment

  Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
  Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
  Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.

ADVERSE REACTIONS

  The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.

Please see full Prescribing Informationfor additional Important Safety Information.

About CHENODAL® (chenodiol) tablets

CHENODAL® is a synthetic oral form of chenodeoxycholic acid (CDCA), a naturally occurring primary bile acid synthesized from cholesterol in the liver. The FDA approved CHENODAL for the treatment of people with radiolucent stones in the gallbladder. In 2010, CHENODAL was granted orphan drug designation for the treatment of cerebrotendinous xanthomatosis (CTX), a rare autosomal recessive lipid storage disease.

While CHENODAL® is not currently approved for CTX, it received a medical necessity determination in the U.S. by the FDA and has been used as the standard of care for more than three decades. Efforts are being made to obtain FDA approval of CHENODAL for the treatment of CTX and a Phase 3 clinical trial for this indication was initiated in January 2020. We believe the prevalent patient population in the United States with CTX exceeds 1,000.

About Mirum Pharmaceuticals

Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.

LIVMARLI, an IBAT inhibitor, is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in Canada. Mirum has also submitted LIVMARLI for approval in the U.S. in cholestatic pruritus in PFIC patients three months of age and older and in Europe in PFIC for patients two months of age and older. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).

Mirum’s late-stage pipeline includes three investigational treatments for debilitating liver diseases. The LIVMARLI development program includes the Phase 2b EMBARK study for biliary atresia. Mirum’s second investigational IBAT inhibitor is volixibat, which is being evaluated in two potentially registrational studies including the Phase 2b VISTAS study for primary sclerosing cholangitis and Phase 2b VANTAGE study for primary biliary cholangitis. Lastly, CHENODAL, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX.

To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things continued commercial success for LIVMARLI, CHENODAL and CHOLBAM including growth in year over year net product sales, planned LIVMARLI launches in additional international markets, label expansion into PFIC, CHENODAL potential full indication in CTX, becoming a global leader in rare disease, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates and the regulatory approval path for its product candidates globally. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “forward,” “planned,” “poised,”, “positioned” “potential”, “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue:
Product sales, net	$47,725	$18,780	$109,320	$47,156
License revenue	-	-	7,500	2,000
Total revenue	47,725	18,780	116,820	49,156
Operating expenses:
Cost of sales (1)	10,228	2,932	22,019	7,880
Research and development	26,117	26,217	71,674	75,737
Selling, general and administrative	36,528	22,513	99,696	62,598
Total operating expenses (2)	72,873	51,662	193,389	146,215
Loss from operations	(25,148)	(32,882)	(76,569)	(97,059)
Other income (expense):
Interest income	4,061	1,352	9,960	1,714
Interest expense	(3,574)	(3,971)	(11,542)	(11,620)
Change in fair value of derivative liability	-	-	-	232
Loss on extinguishment of RIPA	-	-	(49,076)	-
Other income (expense), net	1,322	(192)	237	953
Net loss before for income taxes	(23,339)	(35,693)	(126,990)	(105,780)
(Benefit) provision for income taxes	249	13	766	(6,546)
Net loss	$(23,588)	$(35,706)	$(127,756)	$(99,234)

Net loss per share, basic and diluted	$(0.57)	$(1.02)	$(3.28)	$(3.03)

Weighted-average shares of common stock outstanding, basic	41,098,920	34,927,790	38,973,060	32,809,365

Weighted-average shares of common stock outstanding, diluted	41,098,920	34,927,790	38,973,060	32,825,314

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$2,582	$1,040	$5,099	$1,815

(2) Amounts include stock-based compensation expense as follows:

Research and development	$2,626	$2,517	$8,013	$7,519
Selling, general and administrative	5,759	4,391	17,290	12,592
Total stock-based compensation	$8,385	$6,908	$25,303	$20,111

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$303,059	$28,003
Short-term investments	2,971	123,716
Accounts receivable	47,834	23,994
Inventory	22,250	5,565
Prepaid expenses and other current assets	12,465	8,947
Total current assets	388,579	190,225
Restricted cash and cash equivalents	-	100,000
Intangible assets, net	258,338	58,954
Other noncurrent assets	3,725	3,727
Total assets	$650,642	$352,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,369	$8,690
Accrued expenses	66,213	54,018
Other current liabilities	1,082	2,021
Total current liabilities	74,664	64,729
Revenue interest liability, net	-	140,351
Convertible notes, net	306,022	-
Other noncurrent liabilities	875	5,789
Total liabilities	381,561	210,869
Commitments and contingencies
Stockholders' equity:
Preferred stock	-	-
Common stock	5	4
Additional paid-in capital	791,114	535,074
Accumulated deficit	(520,580)	(392,824)
Accumulated other comprehensive loss	(1,458)	(217)
Total stockholders' equity	269,081	142,037
Total liabilities and stockholders' equity	$650,642	$352,906

Contacts

Investor Contacts:
Andrew McKibben
ir@mirumpharma.com

Sam Martin
Argot Partners
ir@mirumpharma.com

Media Contact:
Erin Murphy
media@mirumpharma.com